FHLBANK TOPEKA ANNOUNCES THIRD QUARTER 2013 OPERATING RESULTS

October 29, 2013 – FHLBank Topeka (FHLBank) announces its operating results for the third quarter 2013. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $28.6 million for the quarter ended September 30, 2013, compared to net income of $27.9 million for the quarter ended September 30, 2012. For the nine months ended September 30, 2013 and 2012, FHLBank is reporting net income of $82.1 million and $81.7 million, respectively. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2013, with the Securities and Exchange Commission (SEC) on or about November 8, 2013.

President’s Comments

“We are pleased to announce another quarter of strong earnings,” said Andrew J. Jetter, president and CEO, “allowing the bank to pay an excellent dividend to members while continuing to build retained earnings.”

Net Income

Net income for the third quarter 2013 computed in accordance with GAAP versus net income for the third quarter 2012 increased slightly by $0.7 million.

•	FHLBank’s largest source of revenue, net interest income before loan loss provision, increased by $1.5 million primarily because of a 9.5% increase in average advances and a nearly 3.5% increase in average earning assets versus third quarter 2012. Net interest margin was practically unchanged, decreasing one basis point from 0.61% to 0.60%.

•	FHLBank experienced slightly higher losses related to market value declines in our trading securities than it had in the same quarter last year.

Net income for the nine months ended September 30, 2013, computed in accordance with GAAP versus net income for the nine months ended September 30, 2012, increased slightly by $0.4 million.

•	Net interest income before loan loss provision decreased by $7.8 million, primarily due to a decline in asset yields in 2013 compared to 2012, which resulted in net interest margin and net interest spread starting to return to lower, more sustainable levels.

•	FHLBank recorded a gain in our derivatives and hedging activities during the first nine months of 2013 compared to a loss in the first nine months of 2012.

•	FHLBank experienced larger market value declines in our trading securities than it had in the same period last year.

•	Operating expenses dropped moderately due to a decrease in the required contribution to maintain the funding level of our pension plan.

GAAP Income versus Adjusted Income and Adjusted Return on Equity

FHLBank’s third quarter 2013 adjusted income (defined below), which excludes market value changes in derivative and trading securities as well as prepayment fees on terminated advances, was $1.9 million higher than for the same period last year. For the nine months ended September 30, 2013, adjusted net income declined by $7.2 million compared to the same period in 2012. The increase and decline in the periods noted correlates with the increase and decline experienced in GAAP net interest income before loan loss provision (see the Financial Highlights section below).

Adjusted income is a non-GAAP measure used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. By removing volatility created by market value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. Therefore, as part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) assessments (equivalent to an effective minimum income tax rate of 10%); (2) market value changes on derivatives and hedging activities (excludes net interest settlements related to derivatives not qualifying for hedge accounting); and (3) other items excluded because they are not considered a part of our routine operations or ongoing business model, such as prepayment fees, gain/loss on retirement of debt, gain/loss on mortgage loans held for sale and gain/loss on securities. The result is referred to as “adjusted income,” which is a non-GAAP measure of income. Adjusted income is used to compute an adjusted return on equity (ROE) that is then compared to the average overnight Federal funds effective rate, with the difference referred to as adjusted ROE spread. Because FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income, adjusted ROE and adjusted ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP income, ROE based on GAAP income and ROE spread based on GAAP income, which can vary significantly from period to period because of market value changes on derivatives and certain other items that management excludes when evaluating operational performance because the added volatility does not provide a consistent measurement analysis.

Derivative and hedge accounting affects the timing of income or expense from derivatives, but not the economic income or expense from these derivatives when held to maturity or call date. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to market each month, which can result in having to recognize significant gains and losses from year to year, producing volatility in FHLBank’s GAAP income. However, the sum of such gains and losses over the term of a derivative will equal its original purchase price if held to maturity. At September 30, 2013, the carrying value of the FHLBank’s interest rate caps used to hedge adjustable rate mortgage-backed securities with embedded caps was $36.4 million. Because of the monthly mark-to-market on the caps, FHLBank’s GAAP income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

In addition to impacting the timing of income and expense from derivatives, derivative accounting also impacts the presentation of net interest settlements on derivatives and hedging activities. This presentation differs under GAAP for economic hedges compared to hedges that qualify for hedge accounting. Net interest settlements on economic hedges are included with the economic derivative market value changes and recorded in net gain (loss) on derivatives and hedging activities while the net interest settlements on qualifying fair value or cash flow hedges are included in net interest margin. Therefore, only the economic derivative market value changes and the ineffectiveness for qualifying hedges included in the net gain (loss) on derivatives and hedging activities are removed to arrive at adjusted income (i.e., net interest settlements on economic hedges, which represent actual cash inflows or outflows and do not create market value volatility, are not removed).

Calculation of Adjusted Income:	Three months ended		Nine months ended
	September 30,		September 30,
	(Amounts in thousands)		(Amounts in thousands)
	Unaudited		Unaudited

	2013	2012	2013	2012

Net Income, as reported under GAAP for the period	$28,579	$27,921	$82,060	$81,719
AHP assessments	3,176	3,103	9,120	9,084

Income before assessments	31,755	31,024	91,180	90,803
Derivative-related and other excluded items[1]	1,993	789	2,817	10,400

Adjusted income (a non-GAAP measure)[2]	$33,748	$31,813	$93,997	$101,203

[1]	Consists of market value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

[2]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses adjusted ROE (a non-GAAP measure) compared to the average overnight Federal funds rate as a key measure of effective use and management of members’ capital. The impact of the decline in net interest margin is more apparent with adjusted ROE spread because it excludes the volatility in market values mentioned above.

	Three months ended		Nine months ended
	September 30,		September 30,
Calculation of Adjusted ROE Spread:	(Amounts in thousands)		(Amounts in thousands)
	Unaudited		Unaudited
	2013	2012	2013	2012
Average GAAP total capital for the period	$1,932,127	$1,759,874	$1,874,901	$1,759,590
ROE, based upon GAAP net income	5.87%	6.31%	5.85%	6.20%
Adjusted ROE, based upon adjusted income[1]	6.93%	7.19%	6.70%	7.68%
Average overnight Federal funds effective rate	0.09%	0.15%	0.12%	0.14%
Adjusted ROE as a spread to average overnight Federal funds effective rate[1]	6.84%	7.04%	6.58%	7.54%

[1]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Attached are highlights from the unaudited Statements of Condition and Statements of Income for the three and nine months ended September 30, 2013 and 2012. The Form 10-Q for the quarter ended September 30, 2013, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC in August 2013.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue,” “strive” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	September 30,	December 31,	September 30,
	2013	2012	2012
Statements of Condition (as of period end)
Investments[1]	$10,328,938	$10,774,411	$11,255,838
Advances	18,805,283	16,573,348	17,915,350
Mortgage loans held for portfolio, net	5,912,377	5,940,517	5,836,620
Total assets	36,144,769	33,818,627	35,367,457
Deposits	757,216	1,181,957	1,341,598
Consolidated obligations, net[2]	33,240,728	30,642,961	31,947,007
Total liabilities	34,331,505	32,098,146	33,587,838
Total capital stock	1,295,669	1,264,456	1,345,421
Retained earnings	538,650	481,282	460,715
Total capital	1,813,264	1,720,481	1,779,619
Regulatory capital[3]	1,839,503	1,751,403	1,812,454

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Statements of Income (for the period)
Interest income	$109,136	$123,139	$332,339	$375,581
Interest expense	54,590	70,075	173,691	209,096
Net interest income before loan loss provision	54,546	53,064	158,648	166,485
Provision for credit losses on mortgage loans	530	1,062	2,061	2,518
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(300)	(202)	(452)	(1,423)
Net gain (loss) on trading securities	(6,768)	(4,447)	(37,687)	(15,894)
Net gain (loss) on derivatives and hedging activities	(5,592)	(6,122)	2,875	(24,228)
Other income	2,829	1,997	7,685	7,206
Other expenses	12,430	12,204	37,828	38,825
Income before assessments	31,755	31,024	91,180	90,803
AHP assessments	3,176	3,103	9,120	9,084
Net income	28,579	27,921	82,060	81,719
Net interest margin[4]	0.60%	0.61%	0.60%	0.65%
Weighted average dividend rate[5]	2.31	2.36	2.39	2.22

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.
[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing
Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for
Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP.
Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.
[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.